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                                 (EXHIBIT 10.44)

                            THE KUSHNER-LOCKE COMPANY
                      11601 Wilshire Boulevard, 21st Floor
                          Los Angeles, California 90025
                                 _______________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 17, 1994
                                 _______________

To the Shareholders:
     Notice is hereby given that the Annual Meeting of Shareholders of The Kushner-Locke Company (the "Company") will be held at The Loews Santa Monica Beach Hotel, 1700 Ocean Avenue, Santa Monica, California on May 17, 1994, at 2:00 p.m. local time, to consider and vote upon the following:
  (i)   The election of Directors;
  (ii) To approve the appointment of KPMG Peat Marwick as the Company's independent accountants for the fiscal year ending September 30, 1994;
  (iii) To amend the Company's Amended Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from the present amount of 50,000,000 shares to 80,000,000 shares;
  (iv) To amend the Company's 1988 Stock Incentive Plan (the "Plan") to (a) increase the number of shares of Common Stock of the Company authorized under the Plan from 1,500,000 shares to 4,500,000 shares and (b) to extend the term of the Plan from October 15, 1998 to May 15, 2004;
  (v) To ratify the Option Committee's grant of options under the Plan to purchase 900,000 shares of Common Stock to each of Donald Kushner and Peter Locke; and
  (vi) Such other business as may properly come before the meeting or any adjournment(s) thereof.
   Information concerning these matters, including the names of the nominees for the Company's Board of Directors, is set forth in the attached Proxy Statement, which is a part of this Notice.
   The Board of Directors of the Company has fixed April 4, 1994 as the record date for the determination of the shareholders entitled to notice of, and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.
   The Company's Board of Directors urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.
   Your proxy will continue in full force and effect unless and until you revoke such proxy prior to the vote such proxy pertains to. You may revoke your proxy by a writing delivered to the Company stating that the proxy is revoked or by a subsequent proxy executed by you, or by attending the meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

                              By Order of the Board of Directors


                              [SIGNATURE OF DONALD KUSHNER]

                              Donald Kushner
                              CO-CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE
                              OFFICER,
                              CHIEF FINANCIAL OFFICER AND SECRETARY
April 21, 1994
Los Angeles, California

   TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN (DO NOT PRINT) YOUR NAME AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

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                                                                       EXHIBIT B

              PROPOSED AMENDMENTS TO THE 1988 STOCK INCENTIVE PLAN
                          OF THE KUSHNER-LOCKE COMPANY

SECTION 2.4 of the Company's 1988 Stock Incentive Plan is amended to read as follows:

   The stock to be offered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 4,500,000 shares, subject to adjustment as set forth in Section 7.2. If any Option and any related Stock Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have transferred, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

SECTION 3.1 of the Company's 1988 Stock Incentive Plan is amended to read as follows:

   (a) One or more Options may be granted to any Eligible Person. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option.

   (b) Nonqualified Stock Options shall be granted to each of Donald Kushner and Peter Locke to purchase 900,000 of Common Stock. The duration of each such Option shall be for a period of ten years from the date of grant. No such Option may be exercised until the first anniversary of the date of grant. Such Options shall be granted as of March 7, 1994 and will vest over a five-year period with 20% of the shares of Common Stock subject to the Option vesting on the first anniversary of the date of grant and an additional 20% of the shares of Common Stock subject to the Option may be purchased on the second, third, fourth and fifth anniversaries of the date of grant. The purchase price for the shares of Common Stock to be purchased pursuant to the exercise of any Option granted under this Section 3.1(b) shall be paid in cash or bank cashier's check at an exercise price equal to the fair market value at the date of grant. Notwithstanding any provision of this Plan to the contrary, the provisions of this Section 3.1(b) may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

SECTION 7.10 of the Company's 1988 Stock Incentive Plan is amended to read as follows:

   Unless previously terminated by the Board, this Plan shall terminate at the close of business on May 15, 2004, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.